                                   EXHIBIT 21


                              SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21


                              SUBSIDIARIES OF THE REGISTRANT


         Set forth below is a listing of all of the existing subsidiaries of the Registrant. The Registrant owns 100% of the stock of each of the subsidiaries listed below.


                 SUBSIDIARIES                                                  STATE OR NATION OF INCORPORATION
                 ------------                                                  --------------------------------
                 NABI Foreign Sales, Ltd. . . . . . . . . . . . . . . . . . . . . . . .   Barbados, West Indies
                 BioMune Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware
                 Premier BioResources, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Texas
                 NABI Finance, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware
                 North American Biologicals GmbH  . . . . . . . . . . . . . . . . . . . . . . . . . .   Germany
                       BIOPLAS GmbH   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Germany
                       N.A.B.I. BioMedical GmbH.  . . . . . . . . . . . . . . . . . . . . . . . . . .   Germany
                 Univax Plasma, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware